Exhibit (a)(1)(K)(ii)
[If Participant elected & HAS exercised any discount option in 2006/2007, please direct them to this screen.]
ATMEL CORPORATION
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Date:
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Your election information has been recorded as follows:

Repriced and
					Number of		Increased Exercise
			Revised		Outstanding		Price of All
Option	Original	Original Grant	Measurement	Revised	Eligible	Expiration	Eligible
Number	Grant Date	Price	Date	Grant Price	Options	Date	Options	Did Not Amend
							o Repriced o Repriced o Repriced o Repriced o Repriced o Repriced	o Did not amend o Did not amend o Did not amend o Did not amend o Did not amend o Did not amend
PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This Print Confirmation Statement will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed “Acknowledgment of Receipt of Election Form” after your submission. If you do not receive a confirmation e-mail within two business days after your submission, please forward a copy of your printed Election Confirmation Statement via e-mail to Carol Pleva, Manager, Stock Administration at Carol.Pleva@atmel.com
[PRINT A CONFIRMATION]